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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements 33-16279, 333-52475 and 333-52477 of Escalade, Incorporated (Company) on Form S-8 of our report dated April 11, 2003, with respect to the financial statements of Schleicher & Co. International Aktiengesellschaft for the short fiscal year ended December 31, 2002 included in this Current Report on Form 8-K/A of Escalade, Incorporated dated June 6, 2003.

                                                 /s/ BODENSEE TREUHAND GMBH

Meersburg, Germany
June 6, 2003